Pricing Supplement No. 93                                         Rule 424(b)(3)
Dated: May 25, 1999                                           File No. 333-61437

(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26,

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount: $7,537,000*                        Floating Rate Notes [_]             Book Entry Notes [x]
Original Issue Date: 6/3/99                          Fixed Rate Notes [x]                Certificated Notes [_]
Maturity Date: 6/30/2011                             CUSIP#: 073928 JS 3
Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:
                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
*                                  N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:  0.00%

Interest Payment Dates: 6/30/2011

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                  Maximum Interest Rate:

[_]        Commercial Paper Rate                                      Minimum Interest Rate:

[_]        Federal Funds Rate                                         Interest Reset Date(s):

[_]        Treasury Rate                                              Interest Reset Period:

[_]        LIBOR Reuters                                              Interest Payment Date(s):

[_]        LIBOR Telerate

[_]        Prime Rate

[_]        CMT Rate

Initial Interest Rate:                                                Interest Payment Period:
 Index Maturity:


 Spread (plus or minus):

*        Issued at a discount.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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